EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Capstone Therapeutics Corp. 2005 Equity Incentive Plan of our report dated March 27, 2014, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Capstone Therapeutics Corp., (a development stage company) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Moss Adams, LLP
Scottsdale, Arizona
June 17, 2014